$150,000,000



                    CRESTAR FINANCIAL CORPORATION

                 Putable/Callable Subordinated Notes
                         Due January 15, 2018
                  Putable/Callable January 15, 2008








                        UNDERWRITING AGREEMENT












January 22, 1998

                            January 22, 1998

UBS Securities LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
c/o Union Bank of Switzerland
299 Park Avenue
New York, New York 10171

Dear Sirs:

     Crestar Financial Corporation, a Virginia corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $150,000,000 principal amount of its 6.50% Putable/Callable Subordinated Notes Due January 15, 2018 Putable/Callable January 15, 2008 (the "Securities") to be issued pursuant to the provisions of an indenture dated as of September 1, 1993 between the Company and Chemical Bank, as Trustee, as supplemented by the First Supplemental Indenture dated January 1, 1998 between the Company and The Chase Manhattan Bank N.A. (collectively, the "Indenture"). Concurrently with the issuance of the Notes, Union Bank of Switzerland, London branch and Morgan Stanley & Co. International Limited (together with Union Bank of Switzerland, London branch, the "Callholders") will enter into a Confirmation dated as of January 27, 1998 (the "Call Option") pursuant to which each Callholder has the right to purchase its pro rata share of the Notes at 100% of the aggregate principal amount on January 15, 2008.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 33-50387), including a prospectus, relating to the Securities. The registration statement, as amended at the time it (or the most recent post-effective amendment thereto) became effective, is hereinafter referred to as the Registration Statement; the prospectus relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Basic Prospectus; the prospectus supplement specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the Prospectus Supplement; the Basic Prospectus, together with the Prospectus Supplement, is hereinafter referred to as the Prospectus (including, in the case of all references to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, documents incorporated therein by reference).

                                   I.

     The Company represents and warrants to each of the Underwriters that :

     (a)  The Registration Statement has become effective;
no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and (v) the consolidated historical financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods; and there has been no material adverse change not in the ordinary course of business in the consolidated financial position of the Company since September 30, 1997, except as disclosed in the Prospectus.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (d) All of the issued and outstanding capital stock of Crestar Bank, a Virginia banking corporation, has been duly and validly issued and is fully paid and non-assessable and all of such capital stock is owned, directly or indirectly, by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

     (e) Crestar Bank has been duly incorporated, is validly existing as a banking corporation in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (f) Each other subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (g) The Company and its subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation (the "FDIC") and any state bank regulatory authority with jurisdiction over Crestar Bank, the failure to comply with which would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (h) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (i) This Agreement has been duly authorized, executed and delivered by the Company.

     (j) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (k) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or Crestar Bank or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

     (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

     (n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

     (p) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain any such consent, authorization, approval, order, certificate or permit, or to make any such declaration or filing, would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                                  II.

     The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite their names for the sum of (i) 99.172% of the principal amount of the securities, if any, (ii) $1,953,750 which represents the purchase price of the Call Option to be purchased by the Union Bank of Switzerland, London Branch and (iii) $1,953,750 which represents the purchase price of the Call Option to be purchased by Morgan Stanley & Co. International Limited (the "Callholders").

                                 III.

     The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.822% of their principal amount - the public offering price - plus accrued interest and to certain dealers selected by you at a price that represents a concession not in excess of 0.40% of their principal amount under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.125% of their principal amount, to any Underwriter or to certain other dealers.

                                  IV.

     Payment for the Securities shall be made by electronic transfer to the order of the Company in Federal same-day funds at the office of UBS Securities LLC, 299 Park Avenue, New York, New York, at 10:00 A.M., local time, on January 27, 1998. The time and date of such payment are hereinafter referred to as the Closing Date.

     The Securities shall be represented by one or more global certificates that will be deposited with The Depository Trust Company ("DTC") and registered in the name of DTC's nominee. Ownership interests in the Securities shall be delivered to you in book-entry form through the book-entry facilities of DTC for the respective accounts of the several Underwriters or their nominees that are participants in DTC, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor.

                                  V.

     The several obligations of the Underwriters hereunder are subject to the following conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

          (i)  there shall not have occurred any
     downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement or incorporated therein by reference, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his knowledge as the proceedings threatened.

     (c) You shall have received on the Closing Date an opinion of Hunton & Williams, counsel for the Company, dated the Closing Date, to the effect that

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in Virginia, Maryland and the District of Columbia to the extent the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (ii) Crestar Bank has been duly incorporated as a bank in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in Virginia, Maryland and the District of Columbia to the extent the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (iii) each of Crestar Insurance Agency, Inc., Crestar Securities Corporation, Crestar Mortgage Corporation, and Crestar Asset Management Company, MORTGAGEWRIGHT, INC. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

          (iv) this Agreement has been duly authorized, executed and delivered by the Company;

          (v) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (vi) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Securities and the Indenture will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or Crestar Bank or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

          (viii) the statements (1) in the Prospectus under the caption "Description of Notes", "Regulatory Matters", "Description of Debt Securities" and "Plan of Distribution" and (2) in the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

          (x) the statements set forth in the Prospectus Supplement under the caption "Certain Federal Income Tax Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects;

          (xi) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

         (xii) such counsel (1) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical information as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical information included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (3) believes that (except for financial statements and schedules and other financial and statistical information as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the Basic Prospectus at the time the most recent post-effective amendment to the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (4) believes that (except for financial statements and schedules and other financial and statistical information as to which such counsel need not express any belief) the Prospectus as of the Closing Date does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) You shall have received on the Closing Date an opinion of Linda F. Rigsby, Esq., Deputy General Counsel to the Company, dated the Closing Date, to the effect that

          (i) all of the issued and outstanding capital stock of Crestar Bank has been duly and validly issued and is fully paid and non-assessable and to such counsel's knowledge is owned, directly or indirectly, by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

          (ii) The Company and its subsidiaries are in compliance in all material respects with all applicable regulations of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation (the "FDIC") and any state bank regulatory authority with jurisdiction over any Crestar Bank, the failure to comply with which would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

          (iii) to the best knowledge of such counsel, each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain any such consent, authorization, approval, order, certificate or permit, or to make any such declaration or filing, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (e) You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (vi),
(vii), (ix) (plus the statements in the Prospectus
Supplement under "Underwriters") and clause (4) of subparagraph (xii) of paragraph (c) above.

     With respect to subparagraph (xii) of paragraph (c) above, Hunton & Williams may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except as specified. With respect to clause
(4) of subparagraph (xii) of paragraph (c) above, Skadden, Arps, Slate, Meagher & Flom LLP may state that their opinion and belief are based upon their participation in the preparation of the Prospectus Supplement (other than the documents incorporated by reference), but are without independent check or verification except as specified. In addition, in rendering its opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely upon the opinion of Hunton & Williams referred to in paragraph (c) above as to all matters of Virginia law.

     The opinion of Hunton & Williams described in paragraph
(c) above shall be rendered to you at the request of the Company and shall so state therein.

     (f) You shall have received on the Closing Date a letter dated the Closing Date in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus.

     (g) The Company shall have delivered the Call Option to the Callholders.

                                  VI.

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     (a) To furnish you, without charge, six signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference ) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

     (b)  Before amending or supplementing the Registration
Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

     (c) If, during such period after the first date of the public offering of the Securities as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification.

     (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1997 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

                                  VII.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by UBS Securities LLC, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company and (iii) acceptance of and payment for any of the Securities.

                                  VIII.

     (a) The Company, hereby assigns, transfers, conveys and sets over to the Callholders, with respect to $75,000,000 principal amount of Securities to Union Bank of Switzerland, London branch and with respect to $75,000,000 principal amount of Securities to Morgan Stanley & Co.
International Limited, its right, title and interest in, to and under the Call Option under the Securities.

     (b) The Company agrees that this assignment is irrevocable, and that it will not take any action that is inconsistent with this assignment or make any other assignment inconsistent herewith. The Company will, from time to time upon the request of the Indenture Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Indenture Trustee may specify.

                                 IX.

     This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Virginia, Maryland or the District of Columbia shall have been declared by either Federal or New York, Virginia, Maryland or the District of Columbia authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv) such event singly or together with any other such event makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                                   X.

     This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in
Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article X by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                              Very truly yours,

                              CRESTAR FINANCIAL CORPORATION




By_____________________________



Accepted, January 22, 1998

UBS Securities LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated


Acting severally on behalf
  of themselves and the
  several Underwriters
  named herein.


By UBS Securities LLC


By_____________________________


By UBS Securities LLC


By_____________________________




Morgan Stanley & Co. International Limited
Solely for the purpose of accepting
  the assignment or the Call Option as
  set forth in paragraph VIII hereof.


By_____________________________
  Name:
  Title:


Union Bank of Switzerland, London branch
Solely for the purpose of accepting
  the assignment or the Call Option as
  set forth in paragraph VIII hereof.


By_____________________________
  Name:
  Title:


By_____________________________
  Name:
  Title:

                         SCHEDULE I


                                      Principal Amount
                                        of Securities
Underwriter                            To Be Purchased

UBS Securities LLC                       $50,000,000
Lehman Brothers Inc.                     $50,000,000
Morgan Stanley & Co. Incorporated        $50,000,000


     Total. . . . . . . . . . . . .      $150,000,000